EXHIBIT 10.1

AMENDMENT TO LIMITED WAIVER

This Amendment to Limited Waiver (this “Amendment”), is made as of July 26, 2010 (the “Effective Date”), by and between FIRST CHESTER COUNTY CORPORATION, a Pennsylvania corporation (“Borrower”) and GRAYSTONE TOWER BANK, a Pennsylvania chartered bank (“Lender”). Unless otherwise set forth herein, all capitalized terms used herein shall have the meaning given such terms in the Loan Documents (defined below).

WHEREAS, in connection with a loan from Lender to Borrower (the “Loan”), the Borrower executed and delivered to Lender that certain Promissory Note (“Note”), that certain Loan Agreement (“Loan Agreement”) and that certain Pledge Agreement (the “Pledge”), each dated as of November 20, 2010 (this Waiver, the Note, the Loan Agreement, the Pledge and any other documents executed by Borrower in connection with the Loan, in each case as amended through the date hereof, are collectively herein referred to as the “Loan Documents”);

WHEREAS, Section 5.07 of the Loan Agreement requires the Borrower and the Bank to remain in compliance with any formal or informal regulatory enforcement action or guidance, including, without limitation, to the extent compliance is required as of a particular date, the Regulatory Letters (as defined in the Loan Agreement) and Section 5.08(b) of the Loan Agreement requires the Borrower and the Bank to have sufficient capital to satisfy all applicable regulatory requirements in order to be considered well capitalized by regulatory authorities, and in order to satisfy any additional requirements imposed by formal or informal regulatory action;

WHEREAS, the Office of the Comptroller of the Currency (the “OCC”) issued a letter dated November 4, 2009 (the “OCC Letter”), to First National Bank of Chester County (the “Bank”) requiring that the Bank achieve and maintain, by December 31, 2009, a Tier 1 leverage capital ratio of not less than 8%, a Tier 1 risk-based capital ratio of not less than 10%, and a total risk-based capital ratio of not less than 12% (the “IMCRs”);

WHEREAS, on May 5, 2010, pursuant to Section 8.01 of the Loan Agreement, Lender entered into a limited waiver under which Lender waived Bank’s obligation to maintain a Tier 1 leverage capital ratio of at least 8% as of March 31, 2010, pursuant to Section 5.07 and Section 5.08(b) of the Loan Agreement; provided, however, that Borrower maintain, at all times while such waiver is in effect, a Tier 1 leverage capital ratio of at least 7.75% (the “Waiver”);

WHEREAS, Borrower has, subsequent to the date of the Waiver, determined that as of the year ended December 31, 2009 and quarter ended March 31, 2010, the Bank did not met certain IMCRs as required by the OCC Letter; and

WHEREAS, pursuant to Section 8.01 of the Loan Agreement, and subject to the terms and conditions contained herein, Lender is willing to amend the Waiver to waive compliance with Sections 5.07 and 5.08(b) of the Loan Agreement as it relates to the Bank’s Tier 1 leverage capital ratio and total risk-based capital ratio being less than 8% and 12%, respectively, as of December 31, 2009 and March 31, 2010, on the limited basis set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by the Waiver as amended by this Amendment, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Documents, as applicable.

2. Amendment. Section 2 of the Waiver shall be amended and restated in its entirety as follows:

Limited Waiver. Pursuant to Section 8.01 of the Loan Agreement and subject to the limitations contained herein, the undersigned Lender hereby waives Bank’s obligation to maintain the following capital ratios pursuant to Sections 5.07 and 5.08(b) of the Loan Agreement:

(a) a Tier 1 leverage capital ratio of at least 8% as of December 31, 2009 and March 31, 2010; provided, however, that such waiver shall be conditioned on Borrower maintaining, at all times while this Amendment is in effect, a Tier 1 leverage capital ratio of at least 6% (the “Leverage Waiver Condition”).

(b) a total risk-based capital ratio of at least 12% as of December 31, 2009 and March 31, 2010; provided, however, that such waiver shall be conditioned on Borrower maintaining, at all times while this Amendment is in effect, a total risk-based capital ratio of at least 10% (the “Total Risk-Based Capital Waiver Condition” and, collectively with the Leverage Waiver, the “Waiver Conditions”).

(c) The foregoing waivers shall automatically and without further action terminate if the Waiver Conditions cease to be satisfied.

3. Effectiveness. This Amendment shall be effective on the date hereof. Notwithstanding any provision contained therein, the Waiver, as amended by this Amendment, is hereby affirmed by the parties.

4. Provisions Of General Application.

4.1. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania.

4.2. No Other Amendments or Waivers. The foregoing waivers and modifications are only effective in the specific instances and for the specific purposes for which each is given and shall not be effective for any other purposes, and no provision of the Loan Documents is amended in any way other than as provided herein and no Default or Event of Default is hereby waived. Except as otherwise expressly provided or contemplated by the Waiver, as amended hereby, all of the terms, conditions and provisions of the Loan Agreement remain unaltered and in full force and effect. The Waiver does not imply any obligation or agreement by the Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

4.3. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

4.4. References. On and after the effective date of this Amendment, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Loan Agreement by the words “thereunder,” “thereof” or words of like import in any Loan Document or other document executed in connection with the Loan Agreement, shall mean and be a reference to the Loan Agreement, as modified by the Waiver, as amended hereby, and (b) each reference in the Waiver to “this Waiver,” “hereunder,” “hereof” or words of like import, shall mean and be a reference to the Waiver, as amended hereby.

[Signature pages follow]

COUNTERPART SIGNATURE PAGE TO

AMENDMENT TO LIMITED WAIVER

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

FIRST CHESTER COUNTY CORPORATION, a Pennsylvania Corporation

By:	/s/ John A. Featherman, III
Name:	John A. Featherman, III
Title:	Chairman, President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO LIMITED WAIVER

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LENDER:

GRAYSTONE TOWER BANK, a Pennsylvania chartered bank

By:	/s/ Andrew S. Samuel
Name:	Andrew S. Samuel
Title:	President and Chief Executive Officer